Exhibit 10(b)

FOURTH AMENDMENT TO CREDIT AGREEMENT

AND REAFFIRMATION OF SUBSIDIARY GUARANTY

This FOURTH AMENDMENT TO CREDIT AGREEMENT AND  REAFFIRMATION OF SUBSIDIARY GUARANTY, dated as of February 9, 2005, (the “Fourth Amendment”), entered into by and among QUIXOTE CORPORATION, a Delaware corporation (the “Borrower”), each of the LENDER INSTITUTIONS named as Lender on the signature pages hereof, (individually each a “Lender” and collectively the “Lenders”), those SIGNIFICANT DOMESTIC INCORPORATED SUBSIDIARIES, as Subsidiary Guarantors named on the signature pages  hereof (each being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), and THE NORTHERN TRUST COMPANY, as Administrative Agent for itself and the other Lenders, (in such capacity, together with its successors in such capacity, the “Administrative Agent”) whose address is 50 South LaSalle Street, Chicago, Illinois 60675.

R E C I T A L S:

A.                                   The Borrower and the Lenders entered into that certain Credit Agreement, dated as of May 16, 2003, as amended by a First Amendment, dated as of December 9, 2003; by a Second Amendment, dated as of June 30, 2004; and by a Third Amendment, dated as of September 10, 2004 (collectively, the “Credit Agreement”), pursuant to which Credit Agreement the Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of September 10, 2004, in the maximum aggregate principal amount of Thirty Eight Million Dollars and 00/100 ($38,000,000), executed by the Borrower and made payable pro rata to the order of the Lenders (the “Revolving Notes”) and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate original principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Lenders (the “Term Notes”).

B.                                     To comply with the “Indebtedness” negative covenant set forth in Section 7.3(A) of the Credit Agreement, the Borrower has informed the Administrative Agent and Lenders of, and requested that the Agent and Lenders, by amendment to the Credit Agreement, permit Borrower’s issuance, as of February 9, 2005 of Convertible Senior Subordinated Notes, due February 15, 2025 (the “New Subordinated Notes”).

C.                                     The Administrative Agent and Lenders are willing to permit Borrower’s issuance of the New Subordinated Notes, provided Borrower uses the proceeds from such issuance in accordance with the mandatory prepayment terms set forth in Section 2.4(B)(ii) of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantors, and the Lenders hereby agree as follows:

A G R E E M E N T S:

1.                                       RECITALS.  The foregoing Recitals are hereby made a part of this Fourth Amendment.

2.                                       DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

3.                                       AMENDMENTS TO THE CREDIT AGREEMENT.

3.1.                              Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended by inserting new definitions of “Net Costs,” “New Subordinated Debt,” “Offering Documents” and “Subordinated Debt” to read as follows:

““Net Costs” shall mean any and all underwriting, legal, accounting, filing, printing and directly related costs incurred in connection with issuance of the New Subordinated Debt, which costs shall be described in a closing statement prepared and delivered at such Debt closing.

“New Subordinated Debt” shall mean the indebtedness evidenced by Borrower’s Convertible Senior Subordinated Notes, due February, 2025 issued pursuant to the terms of the Offering Documents.

“Offering Documents” shall mean the following:  (i) the Private Placement Memorandum prepared by management of the Company and delivered to the buyers of New Subordinated Debt, as defined therein, (ii) an Indenture between Borrower, as Issuer, and LaSalle Bank National Association, as Trustee, (iii) a Securities Purchase Agreement, between the Borrower and buyers of New Subordinated Debt, (iv) a Registration Rights Agreement between the Borrower and buyers of New Subordinated Debt, and (v) any and all related certificates or legal opinions issued by Borrower in connection with the issuance of such New Subordinated Debt, in each case in substantially the form provided to the Administrative Agent for its review at the time of the Fourth Amendment.

“Subordinated Debt” shall mean the (i) Subordinated Note and (ii) the New Subordinated Debt.”

3.2                                 Section 2 of the Loan Agreement.  Section 2.1 of the Loan Agreement is hereby amended by inserting at the end of the “provided, however” clause in the first sentence thereof the following:

“or shall the proceeds of any Revolving Loan made by the Lenders hereunder be used to make any payment, (other than for accrued interest) redemption, repurchase, retirement, defeasance or other acquisition for value of any Borrower Subordinated Debt.”

3.3                                 Section 2 of the Loan Agreement.  Section 2.4(B)(ii)(z) is hereby amended and restated to read as follows:

“(z)                             an amount equal to 100% of the proceeds (after deduction and payment of Net Costs) received from the incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 7.3(A) of this Agreement, provided, in the case of the New Subordinated Debt permitted under Section 7.3(A), the mandatory prepayment requirements in this subsection (z) shall apply).”

3.4                                 Section 7 of the Credit Agreement.  Section 7 of the Credit Agreement is hereby amended as follows:

(i)                                     Section 7.3 of the Loan Agreement is hereby amended to insert a new Section 7.3(A)(x) to read as follows:

“(x)                             Indebtedness consisting of the New Subordinated Debt provided that the proceeds of such New Subordinated Debt (after deduction and payment of Net Costs) shall be applied in accordance with the mandatory prepayment terms of Section 2.4(B)(ii) of this Agreement.”

(ii)                                  Section 7.3(F) of the Credit Agreement is hereby amended to insert the following at the end thereof:

“, provided Borrower shall not make, without the prior written consent of the Required Lenders, any Restricted Payment with the proceeds of any Revolving Loan relating to any Subordinated Debt of Borrower (other than for accrued interest) as defined under subsection (iii) of the definition of “Restricted Payment” in Section 1.1 of the Agreement.”

4.                                       REAFFIRMATION OF SUBSIDIARY GUARANTY.  Each of the Guarantors hereby expressly (a) consents to the execution by the Borrower and the Lenders of this Fourth Amendment, (b) acknowledges that the “Guaranteed Obligations” (as defined in the Subsidiary Guaranty) includes all of the obligations and liabilities owing from the Borrower to the Administrative Agent and Lenders under and pursuant to the Credit Agreement, as amended from time to time, including, but not limited to, the obligations of the Borrower to the Administrative Agent and the Lenders  as evidenced by the Revolving Loan Notes, as modified, extended and/or replaced from time to time, and the Term Loan Notes, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Subsidiary Guaranty, (d) agrees that all such obligations and liabilities under the Subsidiary Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, except as expressly provided in the Subsidiary Guaranty, (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof, in each case as amended by the information provided in any report or notice delivered by the Borrower to the Administrative Agent pursuant to Section 7.1 of the Credit Agreement, and (f) represents and warrants that the organization documents, borrowing resolutions and incumbency certificates of such Guarantor have not been changed or amended since the most recent date that certified copies thereof were delivered to the Lender.

5.                                       REPRESENTATIONS AND WARRANTIES.  To induce the Lenders to enter into this Fourth Amendment, the Borrower and each Guarantor hereby certifies, represents and warrants to the Lenders that:

5.1.                              Organization.  The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with all requisite power to conduct its business as presently conducted.  The Borrower is duly qualified to do business as a foreign entity under the laws of each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The Articles of Incorporation and Bylaws, borrowing resolutions and incumbency certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Lenders.  The exact legal name of the Borrower is as set forth in the preamble of this Fourth Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.  The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure other than in accordance with the Credit Agreement.

5.2.                              Authorization.  The Borrower and each Guarantor are duly authorized to execute and deliver this Fourth Amendment and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

5.3.                              No Conflicts.  The execution and delivery of this Fourth Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with the articles of incorporation or bylaws of the Borrower or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower, or require termination of any Contractual Obligation, except such breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5.4.                              Validity and Binding Effect.  The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity.

5.5.                              Compliance with Credit Agreement.  The representation and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, are true and correct in all material aspects with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements or filings of the Borrower with the Securities and Exchange Commission shall mean the financial statements or filings of the Borrower with the Securities and Exchange Commission most recently delivered to the Lenders, in each case as amended by the information provided in any report or notice delivered by the Borrower to the Administrative Agent pursuant to Section 7.1 of the Credit Agreement, and except for such changes as are specifically permitted under the Credit Agreement.  In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section 7 thereof.

5.6.                              No Default.  As of the date hereof, no Default or Unmatured Default under the Credit Agreement, as amended hereby, has occurred or is continuing.

5.7.                              No Subordinated Debt Default.  As of the date hereof, no default under the Subordinated Note or any of the documents securing the Subordinated Note, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under the Subordinated Note or any of the documents securing the Subordinated Note, has occurred or is continuing.

5.8.                              No Material Adverse Change.  There has been no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, considered as a whole, from that reflected in the financial statements most recently delivered to the Lenders.

5.9.                              Sarbanes-Oxley Compliance.  The Borrower, the Borrower’s Chief Executive Officer, and the Borrower’s Chief Financial Officer are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

6A.                             CONDITIONS PRECEDENT.  This Fourth Amendment shall become effective as of the date above first written after receipt by the Administrative Agent of the following documents:

6.1.                              Fourth Amendment.  This Fourth Amendment executed by the Borrower, the Guarantors, the Administrative Agent and the Lenders.

6.2                                 Certificate of the Borrower’s Secretary.  Secretary’s Certificate of Borrower, in form and substance acceptable to the Administrative Agent, with such attachments as required therein, including, without limitation, resolutions, incumbency and signatures of signing Authorized Officers, which resolutions authorize Borrowers’ issuance of the New Subordinated Debt and its execution of this Fourth Amendment and the Offering Documents.

6.3                                 Closing Statement.  A closing statement, accompanied by a certificate of the Borrower’s Chief Financial Officer in form acceptable to the Agent, prepared and delivered at the closing and issuance of the New Subordinated Debt, which statement describes the Net Costs paid or to be paid from the proceeds of such Debt issuance.

B.                                     CONDITION SUBSEQUENT

6.4                                 Delivery of Final Offering Documents.  Within three (3) days of the issuance of the New Subordinated Notes, Borrower will deliver five (5) copies of each finally executed Offering Document, duly executed by Borrower and each party thereto.

7.                                       GENERAL.

7.1.                              Governing Law; Severability.  This Fourth Amendment shall be construed in accordance with and governed by the laws of Illinois.  Wherever possible each provision of the Credit Agreement and this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this Fourth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this Fourth Amendment.

7.2.                              Successors and Assigns.  This Fourth Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders and the successors and assigns of the Lenders.

7.3.                              Continuing Force and Effect of Loan Documents and Subsidiary Guaranty.  Except as specifically modified or amended by the terms of this Fourth Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect.  The Borrower, by execution of this Fourth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents. Each of the Guarantors, by execution of this Fourth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Subsidiary Guaranty.

7.4.                              References to Credit Agreement.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

7.5.                              Expenses.  The Borrower shall pay all costs and expenses in connection with the preparation of this Fourth Amendment and other related Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lenders or any affiliate or parent of the Lenders.  The Borrower shall pay any and all stamp and other taxes, UCC, trademark or patent search fees, title report or insurance fees, filing fees and other costs and expenses in connection with the execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

7.6.                              Counterparts.                       This Fourth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Credit Agreement and Reaffirmation of Subsidiary Guaranty as of the date first above written.

QUIXOTE CORPORATION
A Delaware corporation, as Borrower

By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President, Chief Financial Officer & Treasurer

Address:	c/o Quixote Corporation
35 East Wacker Drive
Chicago, Illinois 60601
Attention:	Daniel P. Gorey

Telephone No.:	(312) 467-6755
Facsimile No.:	9312) 467-1356

QUIXOTE TRANSPORTATION SAFETY, INC.
TRANSAFE CORPORATION
ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC
SURFACE SYSTEMS, INC.
NU-METRICS, INC.
HIGHWAY INFORMATION SYSTEMS, INC.
U. S. TRAFFIC CORPORATION
(formerly known as Green Light Acquisition Corporation)
PEEK TRAFFIC CORPORATION,
(formerly known as Vision Acquisition Corporation),
as Guarantors

By:	/s/ Daniel P. Gorey
Name:	Daniel P. Gorey
Title:	Vice President and Treasurer

Address:	c/o Quixote Corporation
35 East Wacker Drive
Chicago, Illinois 60601
Attention:	Daniel P. Gorey

Telephone No.:	(312) 467-6755
Facsimile No.:	(312) 467-0197

THE NORTHERN TRUST COMPANY, for Itself and,
as Administrative Agent for the Lenders

By:	/s/ Erin Sullivan
Name:	Erin Sullivan
Title:	Vice President

Address:	The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
Attention:	Erin Sullivan

Telephone No.:	(312) 557-7340
Facsimile No.:	(312) 444-7028

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Stephanie Kline
Name:	Stephanie Kline
Title:	Vice President

Address:	LaSalle National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention:	Stephanie Kline

Telephone No.:	(312) 904-2771
Facsimile No.:	(312) 904-6546

HARRIS TRUST AND SAVINGS BANK

By:	/s/ Derek R. Cook
Name:	Derek R. Cook
Title:	Vice President

Address:	Harris Trust and Savings Bank
111 West Monroe Street
Tenth Floor West
Chicago, Illinois 60603
Attention:	Derek R. Cook

Telephone No.:	(312) 461-3593
Facsimile No.:	(312) 461-2591

NATIONAL CITY BANK OF THE MIDWEST
(f/k/a National City Bank of Michigan/Illinois)

By:	/s/ Richard Michalik
Name:	Richard Michalik
Title:	Senior Vice President
Address:	National City Bank of the Midwest
(f/k/a National City Bank of Michigan/Illinois)
One North Franklin
36th Floor
Chicago, Illinois 60606
Attention:	Richard Michalik
Telephone No.:	(312) 384-4650
Facsimile No.:	(312) 240-0301